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                       FIRST AMENDMENT TO TRANSFER AGENT
                              SERVICING AGREEMENT

WHEREAS, The Badgley Funds, Inc. (the "Company") and U.S. Bancorp Fund Services, LLC, ("USBFS") entered into a transfer agency agreement (the "Agreement") dated June 1, 1998, and

WHEREAS, The Company and USBFS desire to amend this Agreement to reflect certain regulatory changes since the Agreement was initially executed as further detailed below:

NOW THEREFORE, the parties agree that the following sentence be added to the end of the paragraph of Section seven (7) of the Agreement:

     "Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any inspection authorized by law or regulation in connection thereof."

Dated this 25th day of July, 2002


    Badgley Funds, Inc.               US Bancorp Fund Services, LLC

By: /s/ S.R. Vokey                      By: /s/ Joseph Neuberger
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Attest: /s/ Lisa P. Guzman              Attest: Freddie Jacobs, Jr.
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